Exhibit 99.1
News Release
DIVERSEY REPORTS FIRST QUARTER 2023 RESULTS

•Reported sales +5.5% compared to prior year; +12.6% adjusted for constant currency
•Loss before taxes of $44.3 million for the first quarter, representing loss before taxes margin of (6.4)%
◦Adjusted EBITDA was $52.6 million, representing Adjusted EBITDA margin of 7.6%

FORT MILL, S.C., May 4, 2023: Diversey Holdings, Ltd. ("Diversey") (NASDAQ: DSEY) announces first quarter results.

Unaudited	First Quarter Ended March 31
(millions)	2023	2022	% Change
Net sales	$696.0	$660.0	5.5%
Loss before taxes	(44.3)	(37.2)	(19.1)%
% Margin	(6.4)%	(5.6)%	(80) bps
Net loss	(53.6)	(39.1)	(37.1)%
Adjusted net income (loss)(1)	1.5	3.7	(59.5)%

Adjusted EBITDA(1)	52.6	60.3	(12.8)%
% Margin(1)	7.6%	9.1%	(150) bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

First Quarter 2023 Consolidated Results

Net sales increased 5.5% versus prior year or 12.6% when adjusting for currency, continuing positive momentum entering the year. Each segment continues to win new customers while passing through pricing to combat high cost inflation.

Loss before taxes of $44.3 million in the first quarter of 2023 included Special Items (as defined below) impact of $55.1 million and compared to loss before taxes of $37.2 million in first quarter 2022 including Special Items impact of $42.8 million. Loss before taxes margin declined 80 basis points compared to the same prior year period. Adjusted EBITDA for the first quarter 2023 was $52.6 million, representing a decline of 12.8% versus the period in 2022 as reported or a decline of 0.8% when adjusting for currency. Adjusted EBITDA margin declined 150 basis points compared to the same period 2022. Growth from accelerating pricing was more than offset by higher costs and foreign exchange pressures in the period.

Net loss of $53.6 million for the first quarter of 2023 representing a decline of 37.1% versus the first quarter of 2022 with EPS of $(0.17) in the first quarter of 2023 compared to $(0.12) in the first quarter of 2022. Adjusted net income in the first quarter 2023 was $1.5 million compared to Adjusted net income of $3.7 million in the first quarter 2022 with Adjusted EPS of $0.00 in the first quarter 2023 compared to $0.01 in the first quarter 2022.

Segment Review

Institutional

Unaudited	First Quarter Ended March 31
(millions)	2023	2022	% Change
Net sales	$477.1	$472.2	1.0%
Adjusted EBITDA	37.6	53.0	(29.1)%
% Margin	7.9%	11.2%	(330) bps

Net sales of $477.1 million in the Institutional segment were 1.0% above the first quarter of 2022 or 7.3% when adjusting for currency. Growth in the quarter reflects a combination of pricing, new customer wins, and expansion with our existing customers. Adjusted EBITDA of $37.6 million declined 29.1% compared to the first quarter of 2022 or 21.3% when adjusting for currency. Adjusted EBITDA margin declined 330 basis points versus the first quarter of 2022 due to cost pressures, partially offset by pricing which is not yet fully realized. Acquisitions contributed $3.7 million to sales growth and $0.6 million to Adjusted EBITDA.

Food & Beverage

Unaudited	First Quarter Ended March 31
(millions)	2023	2022	% Change
Net sales	$218.9	$187.8	16.6%
Adjusted EBITDA	25.7	22.1	16.3%
% Margin	11.7%	11.8%	(10) bps

Net sales of $218.9 million in the Food & Beverage segment were 16.6% above the first quarter of 2022 or 25.8% when adjusting for currency. This was driven by pricing, new customer wins and continued success with the water treatment offering. Adjusted EBITDA of $25.7 million increased 16.3% and margin declined 10 basis points compared to the first quarter of 2022. Adjusted EBITDA increased 29.9% when adjusting for currency.

Take-Private Merger Agreement

On March 8, 2023, Diversey entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Olympus Water Holdings IV, L.P. (acting by its General Partner, Olympus Water Holdings Limited), and Diamond Merger Limited, pursuant to which Diamond Merger Limited will be merged with and into Diversey with Diversey continuing as the surviving company and as a wholly-owned subsidiary of Olympus Water Holdings IV, L.P. (the “Merger”). If the Merger is completed, Diversey’s ordinary shares will be removed from listing on The Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934 and Diversey will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”). Diversey expects the Merger to be completed in the second half of 2023, subject to the satisfaction of certain conditions, including the affirmative vote of holders of ordinary shares representing at least two-thirds of the shares present and voting in person or by proxy at the extraordinary general meeting (the “Requisite Shareholder Approval”), the expiration of waiting periods, receipt of certain other specified regulatory approvals, and other customary closing conditions. In light of this transaction, as is customary during the pendency of an acquisition, Diversey will not be hosting an earnings conference call or live webcast to discuss its first quarter 2023 financial results and Diversey will not be providing guidance for 2023. For further details and discussion of our financial performance please refer to our Form 10-Q for the quarter ended March 31, 2023.

About Diversey

Diversey’s purpose is to go beyond clean to take care of what’s precious through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 100 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Investor Contact:
Grant Graver
ir@diversey.com

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact included in this communication, including statements regarding the proposed Merger, our business strategy, future operations and results thereof, future financial position, future revenue, projected costs, prospects, current and prospective products, current and prospective collaborations, timing and likelihood of success, plans and objectives of management, expected market growth and future results of current and anticipated products are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, "potential", "predict", “intend”, “believe”, “may”, "might", “will”, "would", “should”, “can have”, "could", "continue", "contemplate", "target", “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events although not all forward-looking statements contain these identifying words. For example, all statements we make relating to the proposed Merger and its completion, our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements involve unknown risks, and other important factors that may cause actual results performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including:

• uncertainties associated with the proposed Merger, including the failure to complete the Merger in a timely manner or at all, restrictions on business conduct and potential lawsuits related to the proposed Merger;
• the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
• the inability to complete the proposed Merger due to the failure to satisfy conditions precedent, including satisfaction of the Requisite Shareholder Approval;
• risks related to disruption of management’s attention from our ongoing business operations due to the proposed Merger;
• the effect of the announcement of the proposed Merger on our relationships with our customers and on our operating results and business generally;
• the costs of the proposed Merger if the proposed Merger is not consummated;
• uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations;
• the global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations;
• fluctuations between non-U.S. currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;
• political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows;
• raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins;
• if we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected;
• cyber risks and the failure to maintain the integrity of our operational or security systems or infrastructure;
• the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting may adversely affect our effective rate of tax in future periods;
• the consolidation of customers may adversely affect our business, consolidated financial condition or results of operations;
• we experience competition in the markets for our products and services and in the geographic areas in which we operate;
• instability and uncertainty in the credit and financial markets could adversely impact the availability of credit that we and our customers need to operate our business;
• new and stricter regulations may affect our business and consolidated condition and results of operations; and
• the other risks described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transaction and integration costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.

Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items. We define Adjusted EPS as our Adjusted Net Income (Loss) divided by the number of weighted average shares outstanding in the period.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Diversey Holdings, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions except per share amounts)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$125.7	$205.6
Trade receivables, net of allowance for doubtful accounts of $22.6 and $21.7	434.6	457.4
Other receivables	77.4	77.1
Inventories	405.5	354.6
Prepaid expenses and other current assets	114.6	110.6
Total current assets	1,157.8	1,205.3
Property and equipment, net	260.2	254.1
Goodwill	468.0	462.8
Intangible assets, net	1,985.0	1,984.1
Other non-current assets	339.3	348.4
Total assets	$4,210.3	$4,254.7

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$1.1	$3.8
Current portion of long-term debt	12.0	12.4
Accounts payable	547.1	552.6
Accrued restructuring costs	22.7	28.0
Other current liabilities	415.6	399.2
Total current liabilities	998.5	996.0
Long-term debt, less current portion	1,965.8	1,969.0
Deferred taxes	148.8	148.6
Other non-current liabilities	468.4	468.1
Total liabilities	3,581.5	3,581.7
Commitments and contingencies
Stockholders' equity:
Ordinary shares, $0.01 par value per share; 1,000,000,000 shares authorized, 324,683,350 and 324,328,774 shares outstanding in 2023 and 2022	—	—
Preferred shares, $0.0001 par value per share, 200,000,000 shares authorized, 0 shares outstanding in 2023 and 2022	—	—
Additional paid-in capital	1725.9	1,717.5
Accumulated deficit	(943.0)	(889.4)
Accumulated other comprehensive loss	(154.1)	(155.1)
Total stockholders' equity	628.8	673.0
Total liabilities and stockholders' equity	$4,210.3	$4,254.7

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

(in millions except per share amounts)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Net sales	$696.0	$660.0
Cost of sales	476.4	423.9
Gross profit	219.6	236.1
Selling, general and administrative expenses	219.1	213.7
Transaction and integration costs	8.0	4.5
Amortization of intangible assets	21.9	24.2
Restructuring and exit costs	0.5	9.8
Operating loss	(29.9)	(16.1)
Interest expense	28.2	30.3
Foreign currency gain related to hyperinflationary subsidiaries	(3.1)	(0.3)
Other (income) expense, net	(10.7)	(8.9)
Loss before income tax provision	(44.3)	(37.2)
Income tax provision	9.3	1.9
Net loss	$(53.6)	$(39.1)

Basic and diluted loss per share	$(0.17)	$(0.12)
Basic and diluted weighted average shares outstanding	323.2	319.6

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in millions)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Operating activities:
Net loss	$(53.6)	$(39.1)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	43.4	47.4
Amortization of deferred financing costs and original issue discount	1.8	1.8
Gain on cash flow hedges	1.1	1.1
Deferred taxes	0.3	(3.5)
Unrealized foreign currency exchange gain	(0.6)	(1.1)
Share-based compensation	8.4	15.1
Impact of highly inflationary subsidiaries	(3.1)	(0.3)
Provision for bad debts	1.7	1.9
Provision for slow moving inventory	2.9	0.4
Non-cash pension benefit	(0.8)	(3.6)
Non-cash tax receivable agreement adjustments	(4.9)	(6.4)
Gain on sale of property and equipment	(3.7)	—
Changes in operating assets and liabilities:
Trade receivables, net	21.7	3.0
Inventories, net	(44.6)	(39.9)
Accounts payable	(11.3)	68.3
Income taxes, net	2.2	(4.6)
Other assets and liabilities, net	(3.3)	5.4
Cash provided by (used in) operating activities	(42.4)	45.9
Investing activities:
Business acquired in purchase transactions, net of cash acquired	(11.7)	(41.4)
Proceeds from sale of property and equipment and other assets	6.2	—
Dosing and dispensing equipment	(18.4)	(17.3)
Capital expenditures	(6.1)	(10.0)
Cash used in investing activities	(30.0)	(68.7)
Financing activities:
Payments on short-term borrowings	(2.5)	(7.2)
Proceeds from revolving credit facility	20.0	50.0
Payments on revolving credit facility	(20.0)	(50.0)
Payments on long-term borrowings	(5.2)	(4.3)
Proceeds from derivatives	—	45.3
Cash provided by (used in) financing activities	(7.7)	33.8
Effect of exchange rate changes on cash and cash equivalents	0.2	(2.4)
Increase (decrease) in cash and cash equivalents	(79.9)	8.6
Cash and cash equivalents at beginning of period	206.2	208.2
Cash, cash equivalents and restricted cash at end of period	$126.3	$216.8

Supplemental Cash Flow Information:
Interest payments	$22.0	$25.3
Income tax payments	$4.9	$9.8

The following table reconciles loss before income tax provision to EBITDA and Adjusted EBITDA for the periods presented:

(in millions)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Loss before income tax provision	$(44.3)	$(37.2)
Interest expense	28.2	30.3
Interest income	(1.7)	(0.7)
Amortization expense of intangible assets	21.9	24.2
Depreciation expense included in cost of sales	19.9	20.6
Depreciation expense included in selling, general and administrative expenses	1.6	2.6
EBITDA	25.6	39.8
Transaction and integration costs(1)	8.0	4.5
Restructuring and exit costs(2)	0.5	9.8
Other costs related to facilities consolidations(3)	18.1	—
Foreign currency gain related to hyperinflationary subsidiaries(4)	(3.1)	(0.3)
Adjustment for tax indemnification asset(5)	—	(0.1)
Acquisition accounting adjustments(6)	—	1.3
Non-cash pension and other post-employment benefit plan(7)	(0.8)	(3.6)
Unrealized foreign currency exchange gain(8)	(0.6)	(1.1)
Securitization fees(9)	2.4	0.9
Share-based compensation(10)	11.0	15.1
Tax receivable agreement adjustments(11)	(4.9)	(6.4)
Gain on sale of property and equipment(12)	(3.7)	—
Other items	0.1	0.4
Consolidated Adjusted EBITDA	$52.6	$60.3

The following table reconciles net loss to Adjusted Net Income and basic and diluted earnings (loss) per share to Adjusted EPS for the periods presented:

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS	Net Income (Loss)	Basic and diluted EPS
Reported (GAAP)	$(53.6)	$(0.17)	$(39.1)	$(0.12)
Amortization expense of intangible assets acquired	21.9	0.07	24.2	0.08
Transaction and integration costs(1)	8.0	0.02	4.5	0.01
Restructuring and exit costs(2)	0.5	0.00	9.8	0.03
Other costs related to facilities consolidations(3)	18.1	0.06	—	—
Foreign currency gain related to hyperinflationary subsidiaries(4)	(3.1)	(0.01)	(0.3)	0.00
Adjustment for tax indemnification asset(5)	—	—	(0.1)	0.00
Acquisition accounting adjustments(6)	—	—	1.3	0.00
Non-cash pension and other post-employment benefit plan(7)	(0.8)	0.00	(3.6)	(0.01)
Unrealized foreign currency exchange gain(8)	(0.6)	0.00	(1.1)	0.00
Share-based compensation(10)	11.0	0.03	15.1	0.05
Tax receivable agreement adjustments(11)	(4.9)	(0.02)	(6.4)	(0.02)
Gain on sale of property and equipment(12)	(3.7)	(0.01)	—	—
Other items	0.1	0.00	0.4	0.00
Tax effects related to non-GAAP adjustments(13)	(10.9)	(0.03)	(10.5)	(0.04)
Discrete tax adjustments(14)	19.5	0.06	9.5	0.03
Adjusted (Non-GAAP)	$1.5	$0.00	$3.7	$0.01

(1) These costs consist primarily of professional and consulting services which are non-operational in nature, costs related to strategic initiatives, acquisition-related costs, costs incurred in preparing to become a publicly traded company, and costs related to the Merger.

(2) Includes costs related to restructuring programs and business exit activities. Refer to Note 16 — Restructuring and Exit Activities in the Notes to our Condensed Consolidated Financial Statements included elsewhere in our Quarterly Report on Form 10-Q for additional information.

(3) Represents other costs related to consolidating certain manufacturing and warehousing facilities within Europe and North America, which are non-recurring and included in Cost of Sales in our Condensed Consolidated Statements of Operations.

(4) Argentina and Turkey were deemed to have highly inflationary economies and the functional currencies for our Argentina and Turkey operations were changed from the Argentine peso and Turkish lira to the U.S. dollar and remeasurement charges/credits are recorded in our Condensed Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Condensed Consolidated Balance Sheets.

(5) In connection with the original acquisition of the Diversey business in 2017, the purchase agreement governing the transaction includes indemnification provisions with respect to tax liabilities. The offset to this adjustment is included in income tax provision.

(6) In connection with various acquisitions we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(7) Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans.

(8) Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. Dollar-denominated debt held by our European entity.

(9) Represents the fees to complete the sale of the receivables without recourse under our accounts receivable securitization agreements. Refer to Note 5 — Financial Statement Details in the Notes to our Condensed Consolidated Financial Statements included elsewhere in our Quarterly Report on Form 10-Q for additional information.

(10) Represents compensation expense associated with our share-based equity and liability awards. See Note 15 — Share-Based Compensation in the Notes to our Condensed Consolidated Financial Statements included elsewhere in our Quarterly Report on Form 10-Q for additional information.

(11) Represents the adjustment to our tax receivable agreement liability due to changes in valuation allowances that impact the realizability of the attributes of the tax receivable agreement.

(12) Represents the gain on sale of property and equipment, primarily attributed to the sale of certain facilities.

(13) The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.

(14) Represents adjustments related to discrete tax items including uncertain tax provisions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

The following table represents net sales by segment:

(in millions, except percentages)	Institutional		Food & Beverage		Total
First Quarter 2022 Net Sales	$472.2	71.5%	$187.8	28.5%	$660.0
Organic change (non-U.S. GAAP)	31.0	6.6%	48.4	25.8%	79.4	12.0%
Acquisition	3.7	0.8%	—	—%	3.7	0.6%
Constant dollar change (non-U.S. GAAP)	34.7	7.3%	48.4	25.8%	83.1	12.6%
Foreign currency translation	(29.8)	(6.3)%	(17.3)	(9.2)%	(47.1)	(7.1)%
Total change	4.9	1.0%	31.1	16.6%	36.0	5.5%
First Quarter 2023 Net Sales	$477.1	68.5%	$218.9	31.5%	$696.0